EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Yak Communications (USA), Inc. (the “Company”) Quarterly Report on Form 10-QSB for the nine months ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles Zwebner, Chief Executive Officer and principal financial officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1).	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2).	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2004	By:	/s/ Charles Zwebner

Charles Zwebner Chief Executive Officer & Principal Financial Officer